UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2021

IANTHUS CAPITAL HOLDINGS, INC.

(Name of registrant in its charter)

British Columbia, Canada	000-56228	98-1360810
(State or jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification No.)

420 Lexington Avenue, Suite 414

New York, NY 10170

(Address of principal executive offices)

(646) 518-9411

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 27, 2021, iAnthus Capital Holdings, Inc. (the “Company”) issued a press release with respect to the Notice of Application (the “Application”) filed in the Ontario Superior Court of Justice (the “Court”) by Gotham Green Partners, LLC and Gotham Green Admin 1, LLC seeking, among other things, (i) a declaration that purported notice (the “Notice”) from the holders of the Company’s 13% senior secured convertible debentures (the “Secured Lenders”) and a majority of the holders of the Company’s 8% convertible unsecured debentures (the “Consenting Debenture Holders” and together with the Secured Lenders, the “Lenders”) seeking to unilaterally extend the outside date (the “Outside Date”) for closing the contemplated recapitalization transaction (the “Recapitalization Transaction”) from August 31, 2021 to “the date on which any regulatory approval or consent condition to implementation of the Plan of Arrangement is satisfied or waived” is effective or (ii)  in the alternative, an order rectifying the Restructuring Support Agreement by and among the Company, its subsidiaries and the Lenders, dated July 10, 2020, as amended on June 15, 2021 (as amended, the “Restructuring Support Agreement”) to permit the Outside Date to be extended and prohibiting the Company from terminating the Restructuring Support Agreement without further order of the Court.

At the hearing of the Application, the Court extended and supplemented the terms of the stay (the “Stay”) previously ordered by the Court on August 24, 2021 for a period of 48 hours after the release of the decision on the merits of the Application unless otherwise agreed to by the parties or ordered by the Court. Pursuant to the Stay, the parties are to maintain the status quo. In particular, without further order of the Court:

(a)	Except the extent provided for in paragraphs (b) and (c) below, the parties remain bound by the covenants and other terms and conditions of the Restructuring Support Agreement;

(b)	No party may terminate the Restructuring Support Agreement;

(c)	No party to the Restructuring Support Agreement nor any of their respective representatives may take any steps to advance or impede the regulatory process for the closing of the transactions contemplated by the Restructuring Support Agreement, or otherwise have any communication with the applicable state-level regulators concerning the transactions contemplated by the Restructuring Support Agreement or the other counterparties that are parties thereto. Notwithstanding the foregoing, nothing in this paragraph shall prohibit the parties from advising state-level regulators where approvals remain pending, of the terms of the Court’s endorsement; and

(d)	Nothing in the Court’s order shall bind any non-party to the Application, including any applicable state-level regulator.

A copy of the press release is attached as Exhibit 99.1 to this Report, and the information contained therein is incorporated by reference into this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated September 27, 2021
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IANTHUS CAPITAL HOLDINGS, INC.

Date: September 28, 2021	By:	/s/ Randy Maslow
Randy Maslow Interim Chief Executive Officer